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                                                           Exhibit 10.1














                                 NORDSTROM

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            (2003 Restatement)






        Consolidates all Plan Provisions Approved by the Company
                 Through the August 2003 Board Meetings







                     Lane Powell Spears Lubersky LLP
                     601 SW Second Avenue, Suite 2100
                       Portland, Oregon 97204-3158
                       Telephone:  (503) 778-2100
                       Facsimile:  (503) 778-2200



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                           TABLE OF CONTENTS

                                                                   Page
ARTICLE I.  TITLE, PURPOSE AND EFFECTIVE DATE........................1
     1.01   Title....................................................1
     1.02   Purpose..................................................1
     1.03...Effective Date.......................................... 1

ARTICLE II.  ELIGIBILITYAND PARTICIPATION............................1
     2.01   Eligibility..............................................1
     2.02   Participation............................................3
     2.03   Subsequent Ineligibility.................................3
     2.04   Disability...............................................4
     2.05   Leave of Absence.........................................4

ARTICLE III.  BENEFITS...............................................4
     3.01   Retirement Benefit.......................................4
     3.02   Tier I Executive Retirement Benefit......................5
     3.03   Tier II Executive Retirement Benefit.....................5
     3.04   1999  and Transition Plan Executive Retirement Benefit...5
     3.05   Normal Retirement Benefits...............................7
     3.06   Early Retirement Benefits................................7
     3.07   Deferred Retirement Benefits.............................7
     3.08   Disability Retirement Benefits...........................8
     3.09   Death Benefit............................................8
     3.10   Payment of Benefits......................................8

ARTICLE IV.    RIGHTS OF PARTICIPANTS IN THE PLAN....................9
     4.01   Vesting..................................................9
     4.02   Exceptions to Vesting....................................9
     4.03   Rights in Plan are Unfunded and Unsecured.............. 11
     4.04   Discretion to Grant Years of Service or Increase Age....11

ARTICLE V.  DEATH BENEFITS..........................................11
     5.01   Death Benefit Payable...................................11
     5.02   Joint and 50% Survivor Annuity..........................12
     5.03   Acknowledgment..........................................12
     5.04   Surviving Beneficiary...................................13
     5.05   Doubt as to Beneficiary.................................13
     5.06   Discharge of Obligations................................13


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ARTICLE VI.  TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN     13
     6.01   Plan Amendments and Termination.........................13
     6.02   Change In Control - Protected Benefits..................13

ARTICLE VII.  CLAIMS PROCEDURES.....................................14
     7.01   Submittal of Claim......................................14
     7.02   Denial of Claim.........................................14
     7.03   Review of Denied Claim..................................14
     7.04   Decision upon Review of Denied Claim....................14

ARTICLE VIII.  TRUST................................................15
     8.01   Establishment of the Trust..............................15
     8.02   Interrelationship of the Plan and the Trust.............15
     8.02   Interrelationship of the Plan and the Trust.............15

ARTICLE IX.  PLAN ADMINISTRATION....................................16
     9.01   Plan Sponsor and Administrator..........................16
     9.02   Authority of Committee..................................16
     9.03   Exercise of Authority...................................16
     9.04   Delegation of Authority.................................16
     9.05   Reliance on Opinions....................................16
     9.06   Information.............................................16
     9.07   Indemnification.........................................17

ARTICLE X.  MISCELLANEOUS...........................................17
     10.01   No Employment Contract.................................17
     10.02   Employee Cooperation...................................17
     10.03   Illegality and Invalidity..............................17
     10.04   Required Notice........................................17
     10.05   Interest of Participant's Spouse.......................18
     10.06   Tax Liabilities from Plan..............................18
     10.07   Benefits Nonexclusive..................................18
     10.08   Discharge of Company Obligation........................18
     10.09   Costs of Enforcement...................................18
     10.10   Gender and Case........................................19
     10.11   Titles and Headings....................................19
     10.12   Applicable Law.........................................19
     10.13   Counterparts...........................................19
     10.14   Definitions............................................19

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                               ARTICLE I.

                    TITLE, PURPOSE AND EFFECTIVE DATE

      1.01   Title.  This plan shall be known as the Nordstrom
Supplemental Executive Retirement Plan, and any reference in this instrument to the "Plan" or "SERP" shall include the plan as described herein and as amended from time to time.

      1.02 Purpose. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Nordstrom, Inc., a Washington corporation ("Company"), and its affiliates as designated by the Board (collectively the "Employers"), within the meaning of Section 201(2), 301(a)(3) and 401(a)(4) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

     1.03 Effective Date. The Plan was originally effective as of July 18, 1988. The Plan was subsequently amended on a number of occasions and, in order to provide a number of Plan design changes, to make changes in Plan administration and to otherwise clarify certain Plan provisions, the Company adopted a Restatement of the Plan, effective January 1, 1999. Subsequent to the 1999 Restatement, the Company undertook a complete review of the competitive nature of the Plan's benefit structure, revisited the initial goals and objectives of the Plan and, in making a number of other administrative changes, adopted the 2002 Restatement. After an internal review of the 2002 Restatement and the structure of the benefit formula and its impact on specific participant groups, a number of modifications were proposed to be made, which the Company decided were best to be included in this self-contained 2003 Restatement. This 2003 Restatement, shall be effective as of August 19, 2003, or if later, as determined by the Board in its adopting resolution.


                               ARTICLE II.

                      ELIGIBILITYAND PARTICIPATION

     2.01 Eligibility. Eligibility for this Plan shall be limited to Executives as that term is defined herein.

          a. Executive Defined. For purposes of this Plan, the term "Executive" means the Officers of Nordstrom, Inc., as selected by the Board, and any other management or highly compensated employee of the Company or an Employer,

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who has been specifically designated by the Committee and approved by the Board as eligible to become a Participant in this Plan. When designating such individual as an "Executive," the Board or Committee shall have the discretion to categorize Executives as any one of the following:

               i. 1999 Plan Executives. A "1999 Plan Executive" shall be any Executive who, as of the Effective Date of this 2003 Restatement, is both: (a) designated as eligible under the Plan (either because he or she was a corporate Officer or as a result of Board or Committee designation), and (b) eligible for, or within one year of being eligible for Early Retirement under the Plan.

               ii. Transition Plan Executives. A "Transition Plan Executive" shall be any Executive who, as of the Effective Date of this 2003 Restatement, meets all of the following requirements: (a) is designated as eligible under the Plan (either because he or she was a corporate Officer or as a result of Board or Committee designation), (b) has more than 15 Years of Credited Service under the Plan, (c) is not eligible for, or within one year of being eligible for Early Retirement under the Plan, and (d) is not otherwise specifically designated as a Tier I Executive.

               iii. Tier I Executives. A "Tier I Executive" shall be any corporate Officer not eligible as a 1999 or Transition Plan Executive and any other Executive the Board or Committee specifically designates as eligible for the Tier I benefit structure. Notwithstanding an Executive otherwise meeting the requirements of 2.01(a)(i), (ii) and (iii), the Committee and the Board shall have the discretion and authority to designate such Executive as a Tier I Executive.

               iv. Tier II Executives. A "Tier II Executive" shall be all other Executives the Board or Committee designates as eligible for the SERP.

          b. Revocation of Designation. Notwithstanding the foregoing, the Board may, in its sole and exclusive discretion, revoke an employee's designation as an Executive hereunder at any time;
provided, however, that the employee shall upon such revocation be entitled to only those benefits which have vested.

          c. Certain Executive Transfers. An Executive pursuant to subparagraph (a) who has terminated employment with an Employer or the Company as a result of an employment transfer to or between an affiliate that is not an Employer, shall continue to be considered an Eligible Executive solely for purposes of whether the Executive has separated from active employment (including for purposes of determining eligibility for Early Retirement under 3.06), but shall not accrue any additional benefits while not actively in the employ of the Company. NORDSTROM.com, L.L.C. and NORDSTROM.com, Inc. shall be

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considered a subsidiary or affiliate under this Plan, but only from
November 1, 1999 to August 1, 2002. Any subsequent designation of such individual's Executive status under the Plan may include benefit credit for years of service with such organization as the Committee deems appropriate.

     2.02 Participation. An Executive becomes a "Participant" in the Plan, when such Executive Retires under 2.02(a), with the appropriate approval under 2.02(b), as follows:

          a. "Retires" Defined. An Executive Retires under the terms of the Plan when such Executive separates from active employment with the Company, or a subsidiary or an affiliate of the Company. Notwithstanding the above, an Executive's termination of employment with the Company as a result of such Executive's transfer to another of said entities shall not constitute a separation from active employment for
purposes of this Section.   Following such separation from active
employment, retirement shall occur on or after the following dates:

               i. Normal Retirement Date. The Executive's Normal Retirement Date, which shall, depending on the Executive's designation under 2.01, be either (a) the 1999 Plan Executive's sixtieth (60th) birthday, (b) the Transition Plan Executive's fifty-fifth (55th) birthday, or (c) the Tiers I or II Executive's fifty-eighth (58th) birthday.

               ii. Early Retirement Date. The Executive's Early Retirement Date, which shall be either (a) a 1999 Plan Executive's fiftieth (50th), or (b) a Tier I, Tier II or Transition Plan Executive's fifty-third (53rd), or later birthday after the completion of ten (10) Years of Credited Service (as defined under 3.01(a)).

               iii. Disability Retirement Date. The Executive's Disability Retirement Date, which shall be the date a Disabled: (a) 1999 Plan Executive becomes eligible for unreduced Early Retirement Benefits under Section 3.06, provided such Executive continues to be permanently Disabled on such date or (b) Tier I, Tier II or Transition Plan Executive becomes eligible for Normal Retirement Benefits under 3.05.

          b. Board or Committee Approval. Any Executive who Retires must have his or her Retirement Benefit under Article III approved by the Committee. An Executive who Retires on or after his or her Early Retirement Date (but prior to Normal Retirement Date) must also receive the consent of the Board for such early retirement.

     2.03 Subsequent Ineligibility. In accordance with Section 1.02, if, prior to an Executive's becoming a Participant, the Committee determines, based on a judicial or administrative determination or an opinion of counsel, that the Executive ceases to be a

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member of a select group of management or highly compensated employees of the Employers (within the meaning of Title I of ERISA), such Executive shall cease accruing benefits hereunder and shall not be eligible to Participate in this Plan until he or she again becomes a member of such select group.

     2.04 Disability. An Executive who becomes Disabled (as defined in the Company's Long-Term Disability Program) while employed by the Company shall be deemed to be an Executive in active service with the Company during the period of such Disability and shall continue to accrue Years of Credited Service for such period whether or not such Executive actually performs services for the Company during such period; provided, however, that such accrual of service under this Section shall cease upon the earliest of the Disabled Executive's: (i) recovering from such Disability; (ii) Disability Retirement Date; or (iii) Normal Retirement Date. An Executive who recovers from such Disability, but who does not thereafter return to active service with the Company shall be treated as though they terminated employment prior to reaching Early Retirement Date.

     2.05 Leave of Absence. The Board shall determine, on an individual basis and in its sole and absolute discretion, the treatment under the Plan of an Executive who takes a leave of absence from the Company.


                              ARTICLE III.

                                BENEFITS

     3.01 Retirement Benefit. An Executive's "Retirement Benefit" shall mean the benefit payable to the Executive as a Participant, pursuant to this Article III, expressed and payable as a monthly benefit in the form of a Joint and 50% Survivor Annuity, commencing on the date the Executive becomes a Participant. Subject to the specific provisions of the Plan and this Article III, an Executive's Retirement Benefit as a Participant depends on the Executive's Eligibility category as designated by the Board or Committee as a 1999 Plan Executive, Transition Plan Executive, Tier I Executive, or Tier II Executive, with the following provisions and definitions applying to each of those categories:

          a. Year of Credited Service. A "Year of Credited Service" shall have the same meaning as "Years of Service" under the Nordstrom Profit Sharing Plan (and any predecessor or successor thereto). Service with a subsidiary or other corporation controlled by the Company shall not be considered "Credited Service" unless the Committee specifically agrees to credit such service. In addition, Years of Credited Service may also be granted by the Committee under 4.04. In no case, however, will more than twenty five (25) Years of Credited Service be counted for any purpose under the Plan.

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          b.   Final Average Compensation.  For purposes of this Plan,
Final Average Compensation shall mean the monthly compensation resulting from the average of the highest thirty-six (36) months of the Executive's Covered Compensation, measured over the Averaging Period:

               i. Covered Compensation. For purposes of determining an Executive's Final Average Compensation, Covered Compensation shall include base salary and the cash bonus accrued for the fiscal year in which such month falls, divided by the number of full and partial months the Executive worked in the fiscal year. Covered Compensation shall not include any other items of remuneration such as reimbursements, allowances, fringe benefits or gains on the exercise of stock options, regardless of whether such amounts are included in the taxable income of the Executive. Unless specifically agreed to by the Committee, Covered Compensation shall not include any remuneration provided by a subsidiary or an affiliate.

               ii. Averaging Period. The Executive's Averaging Period shall be the longer of: (a) the final sixty (60) months of the Executive's employment; or (b) the entire period of service (measured in months) after either (A) a 1999 Plan Executive's fiftieth (50th) birthday, or (B) a Transition Plan or Tier I or II Executive's fifty-third (53rd) birthday. Unless the Committee so decides, periods of employment with a subsidiary or affiliate that is not an Employer shall not be considered for purposes of determining the Averaging Period.

     3.02 Tier I Executive Retirement Benefit. A Tier I Executive's Retirement Benefit shall be equal to one and six-tenths percent (1.6%) of such Executive's Final Average Compensation, multiplied by the number of such Executive's Years of Credited Service.


     3.03 Tier II Executive Retirement Benefit. A Tier II Executive's Retirement Benefit shall be equal to eight-tenths percent (0.8%) of such Executive's Final Average Compensation, multiplied by the number of such Executive's Years of Credited Service.

     3.04 1999 and Transition Plan Executive Retirement Benefit. A 1999 Plan Executive's Retirement Benefit and a Transition Plan
Executive's Retirement Benefit shall be equal to two and four-tenths percent (2.4%) of such Executive's Final Average Compensation, multiplied by the number of such Executive's Years of Credited Service, but reduced by the Executive's Annuity Value of Profit Sharing, determined as follows:

          a. Annuity Value of Profit Sharing. The Executive's Annuity Value of Profit Sharing means the monthly amount payable under a Joint and 50 % Survivor Annuity using such Executive's Company contribution account balances as of the date such Executive Retires, as follows:

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               i.   Profit Sharing.  Company-provided contributions (and
income thereon) under the Nordstrom Profit Sharing Retirement Plan ("Profit Sharing") and Company Matching Contributions under the Employee Deferral Retirement Plan; plus

               ii. EDCP. Company-provided contributions under the Nordstrom Executive Deferred Compensation Plan ("EDCP"), but only to the extent that such contributions were intended to reinstate allocations of Company-provided contributions and forfeitures thereof lost to the Executive as a result of the reduction in such Executive's compensation by reason of deferrals under the EDCP; plus

               iii. Other Qualified Plans. The amount of any Company-provided benefits to the Executive under any other qualified plan of the Company or its affiliates; and plus

               iv. Distributions. The amount of any previous withdrawals or other distributions of any type (regardless of the payee) from such account(s) (without adjustment for imputed earnings for any period following the actual date of withdrawal or distribution), other than (i) distributions of life insurance policies from Profit Sharing; and (ii) the excess (if any) of premiums paid with respect to life insurance policies prior to such date over the cash surrender value used in computing the account balances in the Profit Sharing as of such date expressed and payable as a monthly benefit commencing on the applicable payment date in the form of a Joint and 50% Survivor Annuity.

          b.   Joint and 50% Survivor Annuity.  For purposes of this
Section 3.04, a Joint and Survivor 50% Annuity means the Joint and 50% Survivor Annuity defined in Section 5.02, with the following modifications to take into account the determination of such annuity value upon the Participant's (as opposed to the Surviving Spouse's) commencement of benefits under the Plan:

               i. Surviving Spouse. A Participant's Surviving Spouse in this context is the individual who would be considered the Participant's Surviving Spouse under 5.01(a) (for purposes of the Plan's pre-retirement survivor annuity) on the date the Participant Retires.
In the event that there is no Surviving Spouse on such date, the survivor annuity shall be calculated as though the Participant had a Surviving Spouse of the same age.

               ii. Actuarial Equivalent. The Actuarial Equivalent used for this section shall be the same as that defined and used by the Committee in Section 5.02(b), except that the interest rate used shall be the IRS Long

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Term Applicable Federal Rate (AFR) stated for the month prior to the month in which the Executive Retires.

     3.05 Normal Retirement Benefits. An Executive who Retires on or after Normal Retirement Date shall be entitled, upon approval of the Committee, to a Retirement Benefit under either 3.02, 3.03 or 3.04 (as appropriate) determined as of the actual date the Executive Retires.

     3.06 Early Retirement Benefits. Subject to 3.06(c), an Executive who Retires (with the consent of the Board) on or after his or her Early Retirement Date shall be entitled, upon approval of the Committee, to an Early Retirement Benefit as follows:

          a. Retirement Benefit. The Executive's Retirement Benefit under 3.02, 3.03 or 3.04 (as appropriate) determined on the actual date the Executive Retires, reduced by


          b.   Early Retirement Reduction Factor.

               i. 1999 Plan Executives. For 1999 Plan Executives, three percent (3%) for each year the sum of the Participant's age and Years of Credited Service is less than 75.

               ii. Transition Plan Executives. For Transition Plan Executives, twelve and one-half percent (12.5%) for each year prior to the Executive's Normal Retirement Age, with such reduction percentage to be prorated for any applicable fraction of a year, based on the number of full months worked in such year.

               iii. Tiers I and II Executives. For any Tier I or Tier II Executive, ten percent (10%) for each year prior to the Executive's Normal Retirement Age, with such reduction percentage to be prorated for any applicable fraction of a year, based on the number of full months worked in such year.

          c. Transition Plan Executives. If a Transition Plan Executive's Early Retirement Benefit calculated as though they were a Tier I Executive (under 3.02 and 3.06(b)(iii)), is greater than the Early Retirement Benefit calculated as a Transition Plan Executive (under 3.04 and 3.06(b)(ii)), then such Transition Plan Executive shall be entitled to receive such greater Early Retirement Benefit calculated as thought they were a Tier I Executive.

     3.07 Deferred Retirement Benefits. An Executive who Retires after Normal Retirement Date shall be entitled to a Deferred Retirement Benefit equal to the Normal Retirement Benefit under this Article III, but increased with interest for each Year of

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Credited Service between the Normal Retirement Date and actual date he or she Retires; provided however, that such increase shall not to exceed ten (10) such years at an annual rate of five percent (5%), compounded annually.

     3.08 Disability Retirement Benefits. A Disabled Executive continuing to accrue service credit under Section 2.04 shall be treated, for purposes of the Plan, as an active Executive for such period, and the Retirement Benefit under this Article III shall be determined as of such Disabled Executive's Disability Retirement Date. Provided, however, that a Disabled Executive who receives Retirement Benefits while also receiving long-term disability or other disability income benefits pursuant to any other employer-sponsored plan, fund or program (including that of the Company, but other than disability income paid by Social Security), shall have the monthly Retirement Benefit payable under this Plan reduced (but not below zero) by the monthly benefit paid or payable under such other plan.

     3.09 Death Benefit. The Death Benefit under this Plan, whether payable before or after Retirement, shall consist solely of a survivor annuity, payable for the life of the Surviving Spouse (if any), as described in Article V.

     3.10 Payment of Benefits. The following shall apply to the payment of benefits under Article III:

          a.   Payment Commencement.  Payment of benefits under this
Article III shall commence as soon as administratively practicable following the later of (a) the date the Executive Retires, or (b) the date on which the Executive becomes a Participant (with payments retroactive to such date of Retirement).

          b. Semi-Monthly Payment. Periodic payments of benefits shall be paid in equal monthly amounts on a semi-monthly basis through the Company's normal payroll system.

          c.   Alternative Forms of Payment.  The Board or the
Committee, in its sole discretion, may elect to pay the Participant or the Participant's Beneficiary an Actuarially Equivalent lump sum or other form of benefit in lieu of the Joint and Survivor Annuity form of benefit otherwise provided for in the Plan.

          d. Withholding. The Company shall withhold from any and all benefit payments made under the Plan and this Article III, all federal, state and local income, employment and other taxes the Company reasonably determines are required to be withheld in connection with the benefits hereunder, and any other amounts due, owing and unpaid by the Participant to the Company, to be determined in the sole discretion of the Company. In the event such amounts due under this 3.10(c) exceed the amount of benefits currently payable, the Participant shall be required to contribute to the Company an amount necessary to meet such obligations.

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                               ARTICLE IV.

                    RIGHTS OF PARTICIPANTS IN THE PLAN

     4.01 Vesting. Except as otherwise provided in this Section and elsewhere in Article IV and Section 6.02, no Executive, Participant or Beneficiary shall have any vested interest in any Plan benefits. The Benefits in which such Participant or Beneficiary has a vested interest under this Section (subject to forfeiture in 4.02) shall be determined as follows:

          a.   Early Retirement.  A Participant entitled to Early
Retirement Benefits under Section 3.06 shall have a vested interest in such benefits on such Participant's Early Retirement Date.

          b. Normal Retirement. A Participant entitled to Normal Retirement benefits under Section 3.05 shall have a vested interest in such benefits on such Participant's Normal Retirement Date.

          c. Deferred Retirement. An Executive who Retires after Normal Retirement Date shall have a vested interest in Retirement
Benefits granted under Section 3.07 on such Participant's Normal
Retirement Date, and shall have a vested interest in the balance of such Participant's benefits on such Participant's actual date of retirement.

          d. Death Benefit. The Surviving Spouse of a Participant who is entitled to a survivor annuity under Article V shall have a vested interest in any applicable survivor annuity which is actually payable in accordance with the terms of Article V, on and after the date of the Participant's death.

     4.02 Exceptions to Vesting. Anything in this instrument to the contrary notwithstanding, the following shall apply:

          a. Exclusion for Suicide or Self-Inflicted Injury. No benefits shall be paid to an Executive or to any Beneficiary of such Executive as a result of suicide or self-inflicted injury by the Executive within three (3) years of such Executive becoming an "Executive" under the Plan.

          b. Termination for Good Cause. No benefits shall be paid to an Executive or to any Beneficiary of such Executive (and any benefits payable to such Executive as a Participant shall cease) if such Executive is terminated for cause, or is later found by the Company to have engaged in such acts as would

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have constituted cause.  For purposes of this Plan, "cause" shall mean that the Executive has or had:

               i. misappropriated, stolen or embezzled funds of the Company or an affiliate;

               ii. committed an act of deceit, fraud, dereliction of duty or gross or willful misconduct;

               iii. been convicted of either a felony or a crime involving moral turpitude or entered a plea of no contest in response to an indictment for such crime or felony;

               iv. intentionally disclosed confidential information of the Company or an affiliate (except when such disclosure is made pursuant to the direction of the Company or in accordance with legal, administrative or judicial process); or

               v. engaged in competitive behavior against, actions inimical to the interests of, purposely aided a competitor of, or has misappropriated or aided in the misappropriation of a material opportunity of the Company or its affiliates.

          c. Cessation of Benefits for Competition. Retirement Benefits currently in pay status to a Participant shall cease, and no further benefits shall be payable, to the Participant (or Surviving Spouse) to the extent the Participant competes, directly or indirectly, with the Company. For purposes of this Plan, "competing, directly or indirectly, with the Company" shall mean (without limitation) a determination, in the sole discretion of the Committee, the following:
(i) engaging in the operation of any type of business or enterprise in any way competitive with the business of any of the Company or its subsidiaries or affiliates, (ii) holding an interest, either directly or indirectly, as owner, director, officer, employee, partner, shareholder (other than as the owner of less than two percent (2%) of the outstanding stock of a publicly owned company), in any type of business or enterprise in any way competitive with the business of any of the Company or its subsidiaries or affiliates; or (iii) investing capital in, lending money or property to or rendering services to any type of business or enterprise in any way competitive with the business of any of the Company or its subsidiaries or affiliates. Anything in this paragraph to the contrary notwithstanding, the Committee may waive or modify its right to discontinue payment to any Participant or to any Surviving Spouse of such Participant by written agreement.

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     4.03   Rights in Plan are Unfunded and Unsecured.  The Company's
obligation under the Plan shall in every case be an unfunded and unsecured promise to pay. A Participant's right to Plan distributions shall be no greater than those of general, unsecured creditors of the Company. The Company may establish one or more grantor trusts (as defined in Code Section 671 et seq.) to facilitate the payment of benefits hereunder; however, the Company shall not be obligated under any circumstances (other than a Change in Control, as described in 6.02) to fund its financial obligations under the Plan. Any assets which the Company may acquire or set aside to defray its financial liabilities shall be general assets of the Company, and such assets, as well as any assets set aside in a grantor trust, shall be subject to the claims of its general creditors.

     4.04 Discretion to Grant Years of Service or Increase Age. If circumstances warrant (in order to attract or retain a qualified Executive), and it is decided it is in the best interests of the Company, the Committee shall have the authority and discretion to grant to certain individuals additional Years of Credited Service or to treat such individuals as having attained a certain age for purposes of this Plan. Such circumstances may include, but are not limited to (i) providing Executives with a recruiting incentive, or (ii) a Participant's relinquishing the opportunity to participate in the Company's Separation Program for Key Management Employees in exchange for increased benefits under this Plan. In such circumstances, the Committee may condition the receipt of such additional benefits (to which the Executive is not otherwise entitled) on the Participant's execution of an election of increased benefits under this Plan and a general release of all claims. The Committee's granting of Years of Credit Service and/or treating the Executive as attaining a certain age under this Plan shall not alter, and shall not be construed as altering, the Executive's actual age or years of service with the Employer under any other plan of the Employer.


                              ARTICLE V.

                             DEATH BENEFITS

     5.01 Death Benefit Payable. Each Executive's Retirement Benefit is expressed and payable as a monthly benefit in the form of a Joint and 50% Survivor Annuity under this Plan. Accordingly, the sole death benefit payable under this Plan on behalf of an Executive or a Participant is as follows:

          a. Pre-Retirement Death Benefit. The Pre-Retirement Death Benefit payable under the Plan upon the death of the Executive shall be the 50% Survivor Annuity payable for the life of the Executive's Surviving Spouse, calculated and payable as though the Executive had Retired as a Participant under this Plan on the day before his or her death. In the event the Executive had not reached his or her Early Retirement Date (or, if earlier, Normal Retirement Date), such survivor annuity shall commence on the date the Executive would have been eligible to Retire under the Plan. Provided, however, that nothing in this section shall restrict

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the Committee's authority, in its sole and exclusive discretion, to accelerate the payment of such benefit to the Executive's Surviving
Spouse.

          b. Post-Retirement Death Benefit. The Post-Retirement Death Benefit payable on behalf of a Participant shall be a 50% Survivor Annuity payable for the life of the Participant's Surviving Spouse, based on the actual Retirement Benefit the Participant was receiving at the time of his or her death, calculated in accordance with the provisions of Section 5.02.

          c. Acceleration of Death Benefit. Nothing in this 5.01 shall restrict the Committee's authority, in its sole and exclusive discretion, to accelerate the payment of a death benefit to a Surviving Spouse as an Actuarial Equivalent lump sum or other form of benefit in lieu of any Survivor Annuity payable under the Plan.

     5.02 Joint and 50% Survivor Annuity. A Joint and Survivor Annuity means an annuity for the life of the Participant and, after his or her death, a reduced survivor annuity for the life of the Participant's Surviving Spouse in an amount that is fifty percent (50%) of the original annuity amount; provided, however, that if the Surviving Spouse is more than 5 years younger than the Participant, such survivor annuity will be calculated so that it is the Actuarial Equivalent of the 50% survivor annuity for a spouse 5 years younger than the Participant.]

          a. Surviving Spouse. A Participant's Surviving Spouse is the individual to whom the Participant is legally married (or the Participant's Life Partner) on the date of the Participant's death. For this purpose, the term "Life Partner" has the same meaning as is used under the Nordstrom Welfare Benefit Plan; provided, however, that the Committee may, in its discretion, substitute a less restrictive definition than is used in such plan.

          b. Actuarial Equivalent. The Committee shall have the authority to periodically determine and change the appropriate Actuarial Equivalent to be used under the Plan. As of the Effective Date of this Restatement, the mortality table and interest rate used for Actuarial Equivalence (for purposes of this Article V) shall be the 1983 Group Annuity Mortality Table for males (GA 83) with the IRS Long Term Applicable Federal Rate (AFR) stated for the month of the Executive's death.

     5.03 Acknowledgment. The Committee shall have the sole and exclusive discretion to determine the identity of any Surviving Spouse, and no person shall have a right to any death benefit under this Plan in the absence of a determination that he or she is the Surviving Spouse of the Executive or Participant.

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     5.04   Surviving Beneficiary.  For purposes of determining whether the Surviving Spouse predeceases the Executive, the individual is considered to survive the Executive if such spouse (or Life Partner) is alive seven (7) days after the date of the Executive's death.

     5.05 Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper individual to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Executive's Employer to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

     5.06 Discharge of Obligations. The payment of benefits under the Plan to an individual determined to be the Participant or Surviving Spouse shall fully and completely discharge all Employers and the Plan Administrator from all further obligations under this Plan with respect to the Executive, and that Executive's or Participant's eligibility and/or participation shall terminate upon such full payment of benefits.


                               ARTICLE VI.

            TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

     6.01 Plan Amendments and Termination. The Plan may be amended or terminated by the Board of Directors at any time. Except as provided in 6.02, such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is In Pay Status, or the vested portion of a Retirement Benefit that is not in pay status. In addition, the Committee has the authority on behalf of the Board to review, finalize, approve and adopt amendments to the Plan, other than amendments relating to benefit amounts and Plan eligibility. Absent the earlier termination, modification or amendment of the Plan, the eligibility of any Executive and the participation of any Participant shall terminate upon the full payment of the applicable Vested SERP Benefit as provided under Article IV.

     6.02 Change In Control - Protected Benefits. In the event of a Change in Control (as defined in the Trust), the following additional provisions shall apply.

          a.   No Amendment or Termination.   No amendment (or
termination) of the Plan can occur that would reduce or otherwise eliminate the monthly benefit payable under the Plan to any person with respect to a Participant who Retired prior to such Change in Control, nor shall any Plan amendment reduce the benefit to be paid with respect to an Executive (who has not Retired) below the amount which such Executive has accrued and would have received (upon reaching Normal Retirement Date) had he or she Retired the day before such Change in Control (the "Change in Control Benefit").

          b. Full Vesting in Accrued Benefit. Upon the occurrence of a Change in Control, each active Executive shall be fully vested in his or her Change in Control Benefit under this Plan through the date of the Change in Control; in the event of termination prior to eligibility to Retire, any such Executive shall have a right to receive a Normal Retirement Benefit commencing at eligibility for Normal Retirement, or a reduced Early Retirement benefit commencing at or after eligibility for Early Retirement (with reductions based upon the age attained on the actual Early or Normal Retirement Date).

          c.   Full Funding.  Notwithstanding the provisions of Section
4.03 and the unfunded status of the Plan, in the event of a Change in Control, the Company shall fully fund the Trust as provided in Article VIII.


                              ARTICLE VII.

                           CLAIMS PROCEDURES

     7.01 Submittal of Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or any person claiming through the Participant ("Claiming Party"), shall make a written request for benefits under this Plan, mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or its delegate.

     7.02 Denial of Claim. If a claim for payment of benefits is denied in full or in part, the Committee or its delegate shall provide a written notice to the Claiming Party within ninety (90) days setting forth: (a) the specific reasons for denial; (b) any additional material or information necessary to perfect the claim; (c) an explanation of why such material or information is necessary; and (d) an explanation of the steps to be taken for a review of the denial. A claim shall be deemed denied if the Committee or its delegate does not take any action within the aforesaid ninety (90) day period.

     7.03 Review of Denied Claim. If the Claiming Party desires Committee review of a denied claim, the Claiming Party shall notify the Committee or its delegate in writing within sixty (60) days after receipt of the written notice of denial. As part of such written request, the Claiming Party may request a review of the Plan document or other pertinent documents, may submit any written issues and comments, and may request an extension of time for such written submission of issues and comments.

     7.04 Decision upon Review of Denied Claim. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held.
The decision shall be in writing and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.

                             ARTICLE VIII.

                                  TRUST

     8.01 Establishment of the Trust. The Company may establish a Trust, provided that any trust created by the Company, and any assets held by such trust to assist the Company in meeting its obligations under this Plan, shall conform its terms to the requirements of the model trust described in Internal Revenue Procedure 92-64, 1992-2 C.B.
422. Except in the case of a Change In Control (as defined in the Trust), the Company reserves the absolute right, in its sole and exclusive discretion, to direct (or refrain from directing) the transfer over to the Trust such assets to the extent the Company deems advisable, provided that no such transfer, Trust or other arrangement entered into by the Company shall affect the status of the Plan as unfunded for purposes of Title I of ERISA or the Code.

     8.02 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.
The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.


     8.03 Funding on Change in Control. In the event of a Change of Control (as defined in the Trust) at any time when the Trust has not been terminated and is not fully funded (as defined below), the Company shall promptly transfer to the trustee of the Trust assets sufficient to cause the Trust to be fully funded on the date of such transfer. For purposes of this paragraph, the Trust shall be "fully funded" on a given date if, on such date, the fair market value of the assets held by the trustee of the Trust is at least equal to the Actuarial Equivalent present value of: (i) all benefits under the Plan in pay status to Participants or Surviving Spouse's on such date; plus (ii) the fully vested Change in Control Benefit under 6.02. For purposes of this paragraph, actuarial present value shall be determined using the interest and mortality assumptions of the Article III Actuarial Equivalent in effect for the month prior to the Change In Control.

                               ARTICLE IX.

                           PLAN ADMINISTRATION

     9.01 Plan Sponsor and Administrator. The Company is the "Plan Sponsor," and the Committee is the "Plan Administrator." The Company's senior officer with responsibility for Human Resources and the Company's Compensation & Leadership Benefits Department, have been selected to assist the Committee in its day to day responsibilities with respect to the Plan. The Committee is the named fiduciary charged with responsibility for administering the Plan. The Committee, with the advice of the Company, will make such rules and computations and will take such other actions to administer the Plan as the Committee may deem appropriate.

     9.02 Authority of Committee. As Plan Administrator, the Committee has the sole and exclusive discretion, authority and responsibility to construe and interpret the terms and provisions of the Plan, to remedy and resolve ambiguities, to grant or deny any and all claims for benefits and to determine all issues relating to eligibility for benefits. All actions taken by the Committee as Plan Administrator, or its delegate, will be conclusive and binding on all person having any interest under the Plan, subject only to the provisions of Article VII. All findings, decisions and determinations of any kind made by the Committee or its delegate shall not be disturbed unless the Committee has acted in an arbitrary and capricious manner.

     9.03 Exercise of Authority. All resolutions or other actions taken by the Committee shall be either: (a) by vote of a majority of those present at a meeting at which a majority of the members are present; or (b) in writing by a majority of all the members at the time in office if they act without a meeting.

     9.04 Delegation of Authority. The Committee may delegate all or part of its responsibilities, authority and discretion under the Plan to other persons. The duties of the Committee under the Plan will be carried out in its name by the officers, directors and employees of the Company. Any such delegation shall carry with it the full discretion and authority vested in the Committee under Section 9.02. As of the effective date of the Restated Plan, the Committee has delegated the day-to-day administration of the Plan to its Compensation & Leadership Benefits Department under the direction of the Company's senior officer with responsibility for Human Resources.

     9.05 Reliance on Opinions. The members of the Committee and the officers and directors of the Company, and any employee of the Company who is charged with duties in connection with the administration of the Plan shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, including legal counsel for the Company.

     9.06 Information. The Company shall supply full and timely information to the Committee on all matters relating to the compensation of Participants, the date and circumstances of the termination of employment or death of a Participant and such other pertinent information as the Committee may reasonably require.

     9.07 Indemnification. The Company shall indemnify and hold harmless each Committee or Board member, and Company employee performing services or acting in any capacity, from and with respect to the Plan against any and all expenses and liabilities arising in connection with services performed in regard to this Plan. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such individual may be entitled as a matter of law or other agreement.


                               ARTICLE X.

                              MISCELLANEOUS

     10.01 No Employment Contract. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and an Eligible Executive. Nothing in this Plan shall be deemed to give an Eligible Executive the right to be retained in the service of the Company or to interfere with any right of the Company to discipline or discharge the Eligible Executive at any time.

     10.02 Employee Cooperation. An Executive will cooperate with the Company by furnishing any and all information reasonably requested by the Company and take such other actions as may be requested to facilitate Plan administration and the payment of benefits hereunder.

     10.03 Illegality and Invalidity. If any provision of this Plan is found illegal or invalid, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had not been included herein.

     10.04 Required Notice. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company c/o Compensation & Leadership Benefits, 1700 Seventh Avenue, Suite 900, Seattle, Washington 98101-4407. If notice is to be given to a Participant, such notice shall be addressed to the last known address on the Company's Human Resources records. Any notice or filing to be given to a Participant under this Plan shall be sufficient if in writing and hand?delivered, or sent by mail, to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     10.05 Interest of Participant's Spouse. The interest in the benefits hereunder of a spouse or Life Partner of a Participant who, at any time prior to the death of the Participant, ceases to be the spouse or Life Partner of the Participant (whether by death, dissolution, annulment, separation, divorce or, in the case of a Life Partner, the termination of the life partnership), shall automatically pass to the Participant unless the spouse is otherwise required to continue to be treated as the "Surviving Spouse" hereunder pursuant to a court order meeting the requirements of a Qualified Domestic Relations Order under Code Section 414(p), and in the case of such former spouse's death, shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     10.06 Tax Liabilities from Plan. If all or any portion of a Participant's benefit under this Plan generates a state or federal income tax liability to the Participant prior to receipt, that Participant may petition the Committee for a distribution of funds sufficient to meet such liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. This distribution shall include an additional amount to "gross up" the tax liability distribution to include all applicable taxes on the tax liability distribution and the grossed up amount. If the petition is granted, the tax liability distribution (including gross?up) shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under Articles VI and VII hereof.

     10.07 Benefits Nonexclusive. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

     10.08 Discharge of Company Obligation. The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Company, the Board, and the Committee from all further obligations under this Plan with respect to a Participant, and Participation shall terminate upon such full payment of benefits.

     10.09 Costs of Enforcement. If any action at law or in equity is necessary by the Committee or the Company to enforce the terms of the Plan, the Committee or the Company shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     10.10 Gender and Case. Unless the context clearly indicates otherwise, masculine pronouns shall include the feminine and singular words shall include the plural and vice versa.

     10.11 Titles and Headings. Titles and headings of the Articles and Sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

     10.12 Applicable Law. To the extent not preempted by Federal law, the Plan shall be governed by the laws of the State of Washington.

     10.13 Counterparts. This instrument may be executed in one or more counterparts, each of which is legally binding and enforceable.

     10.14   Definitions:

          a.   "Board" means the board of directors of Nordstrom, Inc.

          b. "Code" means the Internal Revenue Code of 1986, as amended.

          c. "Committee" means the Compensation and Stock Option Committee of the Board.

This Plan is signed and adopted, pursuant to proper authority, this 19th day of August, 2003.

                                             Nordstrom, Inc.

                                             By: /s/ Delena M. Sunday
                                                ---------------------
                                             Title: Executive Vice
                                                    President Human
                                                    Resources and
                                                    Diversity Affairs


ATTEST:

By: /s/ Leslie R. Thornton
   -----------------------
Title: Divisional Vice-President of
       Compensation and Leadership Benefits


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